Exhibit 5.9
July 2, 2010

To:	United States Securities and Exchange Commission
Dear Sirs/Mesdames:

Re:	Northgate Minerals Corporation (“Northgate”). Consent of Expert
The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-10 dated July 2, 2010, filed by Northgate under the United States Securities Act of 1933, as amended or supplemented (the “Registration Statement”), in connection with the report entitled “NI 43-101 Technical Report and Preliminary Feasibility Study on the Young-Davidson Property, Matachewan, Ontario” dated, 29 August 2009 (the “Report”); (2) the Report and the use of any extracts or summaries of the Report, or information derived therefrom, included or incorporated by reference in the Registration Statement; and (3) all other references to the undersigned included or incorporated by reference in the Registration Statement.
Yours truly,
“Signed and Sealed”

Name: Jay C. Melnyk, P. Eng
Title:   Principal Mining Engineer